Exhibit 4.11

THE DAYTON POWER AND LIGHT COMPANY

AND

THE BANK OF NEW YORK MELLON
(formerly The Bank of New York

(formerly Irving Trust Company))
                                         Trustee

Forty-Sixth Supplemental Indenture

Dated as of December 1, 2008

THE DAYTON POWER AND LIGHT COMPANY

FORTY-SIXTH SUPPLEMENTAL INDENTURE
DATED AS OF DECEMBER 1, 2008

i

ii

SECTION 1.	CONFIRMATION OF COVENANTS BY COMPANY IN FIRST MORTGAGE	23
SECTION 2.	COVENANT OF THE COMPANY AND LEGAL OPINIONS TO RECORDING	23

ARTICLE FOUR.	MISCELLANEOUS	23
SECTION 1.	AUTHENTICATION AND DELIVERY OF NEW BONDS IN ADVANCE OF THE RECORDING OF FORTY-FIFTH SUPPLEMENT INDENTURE	23
SECTION 2.	DEFINITIONS IN FIRST MORTGAGE SHALL APPLY TO FORTY-FIFTH SUPPLEMENTAL INDENTURE	24
SECTION 4.	EXECUTION IN COUNTERPARTS	24

TESTIMONIUM		S-1

SIGNATURES		S-1, S-2

ACKNOWLEDGMENTS		S-3, S-4

Exhibit A - Form of Series A New Bond

Exhibit B - Form of Series B New Bond

iii

FORTY-SIXTH SUPPLEMENTAL INDENTURE, dated as of December 1, 2008, between THE DAYTON POWER AND LIGHT COMPANY, a corporation of the State of Ohio (hereinafter sometimes called the Company), party of the first part, and THE BANK OF NEW YORK MELLON (formerly The Bank of New York (formerly Irving Trust Company)), a corporation of the State of New York (hereinafter sometimes called the Trustee), as Trustee, party of the second part.

WHEREAS, the Company has heretofore executed and delivered to Irving Trust Company (now The Bank of New York Mellon) a certain Indenture, dated as of October 1, 1935 (hereinafter sometimes called the First Mortgage), to secure the payment of the principal of and interest on an issue of bonds of the Company, unlimited in aggregate principal amount (hereinafter sometimes called the Bonds); and

WHEREAS, the Company has issued under the First Mortgage its Bonds of a series known as the First and Refunding Mortgage Bonds, 3½% Series Due 1960, authorized in unlimited aggregate principal amount, all of which have been redeemed or otherwise retired; and

WHEREAS, in Article Two of the First Mortgage it is provided in substance, among other things, that the Bonds may be issued in series, the Bonds of each series maturing on such dates and bearing interest at such rates, respectively, as the Board of Directors of the Company may determine prior to the authentication thereof; and

WHEREAS, the Company has heretofore executed and delivered to the Trustee forty-five supplemental Indentures numbered, dated and, except as set forth below, providing for their respective series of First Mortgage Bonds, all as set forth in the tabulation below:

Supplemental Indenture	Dated As Of	Series Provided For	Principal Amount Outstanding

First	March 1, 1937	3 1/4% Series Due 1962	None

Second	January 1, 1940	3% Series Due 1970	None

Third	October 1, 1945	2 3/4% Series Due 1975	None

Fourth	January 1, 1948	3% Series Due 1978	None

Fifth	December 1, 1948	3% Series A Due 1978	None

Sixth	February 1, 1952	3 1/4% Series Due 1982	None

Supplemental Indenture	Dated As Of	Series Provided For	Principal Amount Outstanding

Seventh	September 1, 1954	3% Series Due 1984	None

Eighth	November 1, 1957	5% Series Due 1987	None

Ninth	March 1, 1960	5 1/8% Series Due 1990	None

Tenth	June 1, 1963	4.45% Series Due 1993	None

Eleventh	May 1, 1967	5 5/8% Series Due 1997	None

Twelfth	June 15, 1968	6 3/4% Series Due 1998	None

Thirteenth	October 1, 1969	8 1/4% Series Due 1999	None

Fourteenth	June 1, 1970	9 1/2% Series Due 2000	None

Fifteenth	August 1, 1971	8 1/8% Series Due 2001	None

Sixteenth	October 3, 1972	None issued	None

Seventeenth	November 1, 1973	8% Series Due 2003	None

Eighteenth	October 1, 1974	10 1/8% Series Due 1981	None

Nineteenth	August 1, 1975	10.70% Series Due 2005	None

Twentieth	November 15, 1976	8 3/4% Series Due 2006	None

Twenty-First	April 15, 1977	6.35% Series Due 2007	None

Twenty-Second	October 15, 1977	8 1/2% Series Due 2007	None

Twenty-Third	April 1, 1978	8.95% Series Due 1998	None

Twenty-Fourth	November 1, 1978	9 1/2% Series Due 2003	None

Supplemental Indenture	Dated As Of	Series Provided For	Principal Amount Outstanding

Twenty-Fifth	August 1, 1979	10 1/4% Series Due 1999	None

Twenty-Sixth	December 1, 1979	12 1/8% Series Due 2009	None

Twenty-Seventh	February 1, 1981	14 5/8% Series Due 1988	None

Twenty-Eighth	February 18, 1981	14 1/2% Series Due 1988	None

Twenty-Ninth	September 1, 1981	17% Series Due 1991	None

Thirtieth	March 1, 1982	16 3/4% Series Due 2012	None

Thirty-First	November 1, 1982	11 1/2% Series Due 2012-A	None

Thirty-Second	November 1, 1982	11 1/2% Series Due 2012-B	None

Thirty-Third	December 1, 1985	9 1/2% Series Due 2015	None

Thirty-Fourth	April 1, 1986	9% Series Due 2016	None

Thirty-Fifth	December 1, 1986	8 7/8% Series Due 2016	None

Thirty-Sixth	August 15, 1992	6.40% Pollution Control Series 1992-A Due 2027	None

		6.40% Pollution Control Series 1992-B Due 2027	None

Thirty-Seventh	November 15, 1992	6.50% Pollution Control Series 1992-C Due 2022	None

Thirty-Eighth	November 15, 1992	8.40% Series Due 2022	None

Supplemental Indenture	Dated As Of	Series Provided For	Principal Amount Outstanding

Thirty-Ninth	January 15, 1993	8.15% Series Due 2026	None

Fortieth	February 15, 1993	7 7/8% Series Due 2024	None

Forty-First	February 1, 1999	None issued	None

Forty-Second	September 1, 2003	5.125% Series Due 2013	$470,000,000

Forty-Third	August 1, 2005	4.80% Pollution Control Series 2005-A Due 2034	$41,300,000

		4.80% Pollution Control Series 2005-B Due 2034	$137,800,000

		4.70% Pollution Control Series 2005-C Due 2028	$35,275,000

Forty-Fourth	September 1, 2006	4.80% Pollution Control Series 2006 Due 2036	$100,000,000

Forty-Fifth	November 1, 2007	Variable Rate Pollution Control Series 2007 Due 2040	$90,000,000

WHEREAS, said Eleventh Supplemental Indenture, which created the 5 5/8% Series Due 1997, provided in its Article Three for certain amendments to the First Mortgage, as theretofore amended, each such amendment to become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, or Series Due 1993, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each said series of which Bonds are then outstanding; and

WHEREAS, said Fifteenth Supplemental Indenture, which created the 8 1/8% Series Due 2001, provided (a) in its Article Four for an amendment to the First Mortgage, as theretofore amended, to become effective on the date on which the amendments provided for by Section 3 of Article Three of said Eleventh Supplemental Indenture shall become effective and (b) in its Article Five for certain additional amendments to the First Mortgage, as theretofore amended, to become effective on the earliest date on which either (i) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, Series Due 1993, Series Due 1997, Series Due 1998, Series Due 1999, or Series Due 2000, or (ii) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendments (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (i), or of each said series of which Bonds are then outstanding; and

WHEREAS, the Company has heretofore executed and delivered to the Trustee a Sixteenth Supplemental Indenture dated as of October 3, 1972, which provided in its Article One for an amendment of Article Five of the First Mortgage, as theretofore amended, altering the requirements for the opinion of counsel to be delivered to the Trustee as a condition precedent to the authentication and delivery of additional Bonds under Article Five or the withdrawal of cash under Article Seven of the First Mortgage, as theretofore amended; and

WHEREAS, none of the Bonds of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, or Series Due 1993 remain outstanding and the amendments contained in said Eleventh Supplemental Indenture have become effective; and

WHEREAS, none of the Bonds of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, Series Due 1993, Series Due 1997, Series Due 1998, Series Due 1999, or Series Due 2000 remain outstanding and the amendments contained in said Fifteenth Supplemental Indenture that did not theretofore become effective by virtue of the Sixteenth Supplemental Indenture have become effective; and

WHEREAS, said Forty-Second Supplemental Indenture, which created the 5 1/8% Series Due 2013, provided in its Article Two for certain amendments to the First Mortgage, as theretofore amended, to become effective on the earliest date on which either (i) there shall not be any Bonds outstanding of 6.35% Series Due 2007, Pollution Control Series 1992-A Due 2027, Pollution Control Series 1992-B Due 2027, Pollution Control Series 1992-C Due 2022, Series Due 2026 and Series Due 2024, or (ii) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (i); and

WHEREAS, none of the Bonds of 6.35% Series Due 2007, Pollution Control Series 1992-A Due 2027, Pollution Control Series 1992-B Due 2027, Pollution Control Series 1992-C Due 2022, Series Due 2026 and Series Due 2024 remain outstanding and the amendments contained in said Forty-Second Supplemental Indenture have become effective; and

WHEREAS, the First Mortgage as amended by the First through the Forty-Fifth Supplemental Indentures is hereinafter called the First Mortgage as amended; and

WHEREAS, it is provided in Article Seven of the First Mortgage as amended, among other things, that the Company may issue additional Bonds thereunder upon the deposit with the Trustee of cash equal to the principal amount of such additional Bonds to be issued; it is provided in Article Six of the First Mortgage as amended, among other things, that if Bonds are paid, retired, redeemed, canceled or surrendered to the Trustee for cancellation (except when canceled pursuant to certain provisions of the First Mortgage as amended), the Company may issue additional Bonds thereunder in principal amount equivalent to the principal amount of the Bonds so paid, retired, redeemed, canceled or surrendered to the Trustee for cancellation; it is provided in Article Five of the First Mortgage as amended, among other things, that the Company may issue additional Bonds thereunder upon the basis of property additions in accordance with and subject to the conditions, provisions and limitations set forth in said Article Five; and it is provided in Article Eighteen of the First Mortgage as amended, among other things, that the Company and the Trustee may from time to time enter into one or more indentures supplemental to the First Mortgage as amended for the purposes, among other things which may be therein set forth, to mortgage or pledge additional property under the First Mortgage as amended and to establish the terms and provisions of any series of Bonds other than the 3½ % Series Due 1960; and

WHEREAS, the Company, pursuant to resolutions duly adopted by its Board of Directors at a meeting of said Board of Directors duly called and held, has determined under and in accordance with the provisions of the First Mortgage as amended and of this Forty-Sixth Supplemental Indenture to create two new series of Bonds to be known as its (a) First Mortgage Bonds, Variable Rate Pollution Control Series 2008-A Due 2040 (hereinafter sometimes called the Series A New Bonds), which shall be limited to the aggregate principal amount of $50,000,000; and (b) First Mortgage Bonds, Variable Rate Pollution Control Series 2008-B Due 2040 (hereinafter sometimes called the Series B New Bonds), which shall be limited to the aggregate principal amount of $50,000,000 (such Series A New Bonds and Series B New Bonds being hereinafter sometimes collectively called the New Bonds); and

WHEREAS, the Series A New Bonds are to be issued by the Company to the Ohio Air Quality Development Authority (hereinafter called the Authority), or its assignee, to evidence and secure the obligations of the Company to repay the loan of the proceeds of the sale of the Series A Project Bonds (as hereinafter defined) made by the Authority to the Company, pursuant to a certain Loan Agreement, dated as of December 1, 2008, between the Authority and the Company (hereinafter called the Series A Loan Agreement), to assist in the refunding of the Authority’s State of Ohio Collateralized Air Quality Development Revenue Bonds, 2007 Series A (The Dayton Power and Light Company Project) (hereinafter called the Refunded Bonds) and the financing of the Company’s portion of additional costs of acquisition, construction and installation of certain “air quality facilities” (as that term is defined and used in Section 3706.01, of the Ohio Revised Code) installed in connection with: Units 7 and 8 at the Miami Fort Generating Station located in Hamilton County, Ohio as to which the Company at the date hereof owns an undivided 36% interest as tenant in common with another public utility company, Unit 2 at the Killen Generating Station located in Adams County, Ohio as to which the Company at the date hereof owns an undivided 67% interest as tenant in common with another public utility company, Units 1-4 at the J. M. Stuart Generating Station located in Brown and Adams Counties, Ohio as to which the Company at the date hereof owns an undivided 35% interest as tenant in common with two other public utility companies, and Unit 4 at the Conesville Generating Station in Coshocton County, Ohio as to which the Company at the date hereof owns an undivided 16.5% interest as tenant in common with two other public utility companies (such interests in said facilities being hereinafter called the Project); and

WHEREAS, the Series B New Bonds are to be issued by the Company to the Authority, or its assignee, to evidence and secure the obligations of the Company to repay the loan of the proceeds of the sale of the Series B Project Bonds (as hereinafter defined) made by the Authority to the Company, pursuant to a certain Loan Agreement, dated as of December 1, 2008, between the Authority and the Company (hereinafter called the Series B Loan Agreement), to assist in the refunding of the Refunded Bonds and the financing of the Company’s portion of additional costs of acquisition, construction and installation of the Project; and

WHEREAS, the loans by the Authority in respect of the refunding of the Refunded Bonds and of the Project are to be funded by the proceeds derived from the sale by the Authority of (a) State of Ohio Collateralized Air Quality Development Revenue Refunding Bonds, 2008 Series A (The Dayton Power and Light Company Project), in the aggregate principal amount of $50,000,000 (hereinafter called the Series A Project Bonds); and (b) State of Ohio Collateralized Air Quality Development Revenue Refunding Bonds, 2008 Series B (The Dayton Power and Light Company Project), in the aggregate principal amount of $50,000,000 (hereinafter called the Series B Project Bonds); and

WHEREAS, the Series A Project Bonds are to be issued under a certain Trust Indenture, dated as of December 1, 2008 (hereinafter called the Series A Project Bonds Indenture), between the Authority and The Bank of New York Mellon, as Trustee (hereinafter in such capacity called the Series A Project Bond Trustee), and the Series A New Bonds are to be assigned by the Authority to the Series A Project Bond Trustee as security for the payment of the principal of, and premium, if any, and interest on the Series A Project Bonds and are to be delivered by the Company on behalf of the Authority directly to the Series A Project Bond Trustee; and

WHEREAS, the Series B Project Bonds are to be issued under a certain Trust Indenture, dated as of December 1, 2008 (hereinafter called the Series B Project Bonds Indenture), between the Authority and The Bank of New York Mellon, as Trustee (hereinafter in such capacity called the Series B Project Bond Trustee), and the Series B New Bonds are to be assigned by the Authority to the Series B Project Bond Trustee as security for the payment of the principal of, and premium, if any, and interest on the Series B Project Bonds and are to be delivered by the Company on behalf of the Authority directly to the Series B Project Bond Trustee; and

WHEREAS, each of the Series A New Bonds and the Series B New Bonds, and the respective Trustee’s certificates to be endorsed thereon, are to be respectively and substantially in the forms established hereby and approved by the aforesaid resolutions, which are substantially in the forms of Exhibit A and Exhibit B hereto, respectively; and

WHEREAS, at a meeting of the Board of Directors of the Company, the Board of Directors adopted a resolution that authorized officers of the Company to approve the form, terms and provisions of this Forty-Sixth Supplemental Indenture (including the forms of the New Bonds), and the execution by the Company of this Forty-Sixth Supplemental Indenture; and

WHEREAS, all things necessary to make the New Bonds hereinafter described, when duly authenticated by the Trustee and issued by the Company, valid, binding and legal obligations of the Company, and to make this Indenture a valid and binding agreement supplemental to the First Mortgage as amended, have been done and performed.

NOW, THEREFORE, THIS INDENTURE WITNESSETH

that, in order further to secure the payment of all the Bonds at any time issued and outstanding under the First Mortgage as amended or this Forty-Sixth Supplemental Indenture according to their tenor, purport and effect, as well the interest thereon as the principal thereof, and further to secure the performance and observance of all the covenants and conditions therein and in the First Mortgage as amended and herein contained, and further to set forth the terms and conditions upon which the New Bonds are to be issued, secured and held, and for and in consideration of the premises and of the acceptance or purchase of the New Bonds by the holders or registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the ensealing and delivery of this Forty-Sixth Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Forty-Sixth Supplemental Indenture, and has granted, bargained, sold, released, conveyed, assigned, transferred, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, pledge, set over and confirm unto the Trustee, and to its successor or successors in said trust, and to it and its and their assigns forever, and does hereby subject to the lien of the First Mortgage as heretofore and hereby amended all the following described properties (all of which properties are included in and constitute a part of the “mortgaged property” and the “mortgaged and pledged property” as such terms are used and defined in the First Mortgage as heretofore and hereby amended and whenever used in the First Mortgage as heretofore and hereby amended such terms include and refer to such properties), to wit:

FIRST.

REAL PROPERTY AND INTERESTS IN REAL PROPERTY.

All and singular, all real property and interests in real property acquired by the Company between November 1, 2007, the date of the Forty-Fifth Supplemental Indenture, and the date of this Forty-Sixth Supplemental Indenture, and owned by the Company at the latter date.

SECOND.

ELECTRIC GENERATING PLANTS.

All electric generating plants and stations of the Company acquired by it between November 1, 2007, the date of the Forty-Fifth Supplemental Indenture, and the date of this Forty-Sixth Supplemental Indenture, and owned by it at the latter date, including all power houses, buildings, structures and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, towers, poles, wires, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith.

THIRD.

TRANSMISSION LINES.

All electric overhead and underground transmission lines of the Company acquired by it between November 1, 2007, the date of the Forty-Fifth Supplemental Indenture, and the date of this Forty-Sixth Supplemental Indenture, and owned by it at the latter date, including towers, poles, pole lines, conduits, manholes, switching devices, insulators, and other structures, appliances, devices and equipment, and all the property forming a part thereof or appertaining thereto, and all service lines extending therefrom, together with all real property, rights-of-way, easements, permits, privileges, franchises, and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public way within as well as without the corporate limits of any municipal corporation.

FOURTH.

SUBSTATIONS AND SUBSTATION SITES.

All substations and switching stations of the Company acquired by it between November 1, 2007, the date of the Forty-Fifth Supplemental Indenture, and the date of this Forty-Sixth Supplemental Indenture, and owned by it at the latter date, for transforming or otherwise regulating electric current at any of its plants, together with all buildings, transformers, wires, cables, insulators, structures, appliances, devices, equipment and all other property, real or personal, forming a part of, or appertaining thereto, or used, occupied or enjoyed in connection with any of such substations and switching stations.

FIFTH.

ELECTRIC DISTRIBUTION SYSTEMS.

All electric distribution systems of the Company acquired by it between November 1, 2007, the date of the Forty-Fifth Supplemental Indenture, and the date of this Forty-Sixth Supplemental Indenture, and owned by it at the latter date, including substations, transformers, switchboards, towers, poles, wires, insulators, conduits, cables, manholes, appliances, devices, equipment and all other property, real or personal, forming a part of or appertaining thereto, or used, occupied or enjoyed in connection with such distribution systems or any of them, together with all rights-of-way, easements, permits, privileges, franchises, and rights in or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or public ways within as well as without the corporate limits of any municipal corporation.

SIXTH.

LIQUEFIED PETROLEUM GAS PRODUCTION AND STORAGE FACILITIES.

All additions to liquefied petroleum gas production plants and storage facilities of the Company acquired by it between November 1, 2007, the date of the Forty-Fifth Supplemental Indenture, and the date of this Forty-Sixth Supplemental Indenture, and owned by it at the latter date, including all buildings, structures, underground storage caverns, and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, pipe lines, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith.

SEVENTH.

GAS DISTRIBUTION SYSTEMS.

All gas distribution systems of the Company acquired or constructed by it between November 1, 2007, the date of the Forty-Fifth Supplemental Indenture, and the date of this Forty-Sixth Supplemental Indenture, and owned by it at the latter date, for distribution of gas, including pipes, mains, conduits, meters, appliances, equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such distribution systems, or any of them, together with all rights-of-way, easements, permits, privileges, franchises and rights, for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways, within as well as without the corporate limits of any municipal corporation.

EIGHTH.

OFFICE AND DEPARTMENTAL BUILDINGS.

All office and departmental buildings of the Company, including the real estate on which such structures stand, acquired by it between November 1, 2007, the date of the Forty-Fifth Supplemental Indenture, and the date of this Forty-Sixth Supplemental Indenture, and owned by it at the latter date, appertaining to, used, occupied or enjoyed in connection with the rendition of public utility service.

NINTH.

TELEPHONE LINES.

All telephone lines of the Company acquired by it between November 1, 2007, the date of the Forty-Fifth Supplemental Indenture, and the date of this Forty-Sixth Supplemental Indenture, and owned by it at the latter date, used or available for use in the operation of its properties or otherwise.

TENTH.

FRANCHISES.

All and singular the franchises, grants, immunities, privileges and rights of the Company granted to or acquired by it between November 1, 2007, the date of the Forty-Fifth Supplemental Indenture, and the date of this Forty-Sixth Supplemental Indenture, and to which it was entitled at the latter date, including all and singular the franchises, grants, immunities, privileges and rights of the Company granted by all municipalities or political subdivisions, and all right, title and interest therein owned by the Company on the date of the execution of this Forty-Sixth Supplemental Indenture, and all renewals, extensions and modifications of said franchises, grants, immunities, privileges and rights, or any of them, and of all other franchises, grants, immunities, privileges and rights now subject to the lien of the First Mortgage as amended.

ELEVENTH.

OTHER REAL ESTATE AND APPURTENANCES.

A.                                   All other real estate and interests in real estate and all other physical electric power and light, gas and other property owned by the Company at the date of execution of this Forty-Sixth Supplemental Indenture.

B.                                     All other real estate and interests in real estate and all other physical electric power and light, gas and other property which the Company may hereafter acquire or construct.

C.                                     All present and future appurtenances of the real estate and interests in real estate which now are, or hereafter shall be, subject to the lien of the First Mortgage as amended, and all plants, works, buildings, structures, fixtures, improvements, betterments and additions now owned, or hereafter acquired or constructed by the Company, upon any of the real estate which, or interests in which, now are or hereafter shall be subject to the lien of the First Mortgage as amended.

D.                                    All corporate rights, privileges, immunities and franchises, powers, licenses, easements, leases, contracts and other rights and all renewals and extensions thereof held or acquired for use or used upon, or in connection with or appertaining to, any of the properties which now are or hereafter shall be subject to the lien of the First Mortgage as amended, or which the Company has or may have the right to exercise in respect of any of said properties.

E.                                      All machinery, tools and equipment now owned or hereafter acquired by the Company, which now or hereafter belong or appertain to or are used in connection with the plants, works, transmission lines, distribution systems, buildings, structures and fixtures which now are or hereafter shall be subject to the lien of the First Mortgage as amended.

Together with all and singular the tenements, hereditaments and appurtenances belonging or in any way appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, rents, issues, income and profits thereof, and all the estate, right, title, interest and claim whatsoever at law or in equity, which the Company now has or which it may hereafter acquire in and to the aforesaid property and every part and parcel thereof.

It is not intended to include in the lien of the First Mortgage as amended and this grant shall not be deemed to apply (1) to any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore and hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or (2) in any case, to any cars, trucks or other vehicles of any nature for the transportation of personnel, materials or equipment by any means which may have been acquired after the effective date of the amendment to this Clause made by or pursuant to the provisions of the Eleventh Supplemental Indenture, or to any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage as amended.

TWELFTH.

PROPERTY HEREAFTER TO BECOME SUBJECT TO THE LIEN OF THE FIRST MORTGAGE AS AMENDED.

A.                                   Any and all property, real, personal and mixed, including franchises, grants, immunities, privileges and rights, which the Company may hereafter acquire or to which it may hereafter become entitled, excepting, however, the following property which is not intended to be subjected to the lien of the First Mortgage:  (1) any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore and hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or (2) in any case, any cars, trucks or other vehicles of any nature for the transportation of personnel, materials or equipment by any means, or any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage as amended.

B.                                     Any and all property of every name and nature, including shares of stock, bonds, other securities or obligations and cars, trucks or other vehicles for the transportation of personnel, materials or equipment by any means, which, from time to time after the execution of this Forty-Sixth Supplemental Indenture, by delivery or by writing of any kind for the purposes hereof, shall have been conveyed, mortgaged, pledged, assigned or transferred by, or by anyone on behalf of, the Company to the Trustee, which is hereby authorized to receive any property at any and all times, as and for additional security, and also, when and as provided in the First Mortgage as amended as and for substituted security, for the payment of the Bonds to be issued under the First Mortgage as amended, and to hold and apply any and all such property subject to the terms hereof and of the First Mortgage as amended.

TO HAVE AND TO HOLD all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever.

SUBJECT, HOWEVER, as to property hereby conveyed, to liens for taxes, assessments and other charges levied or to be levied by the State of Ohio and any of the subdivisions thereof for the years 2007 and 2008 and thereafter and, as to any property hereafter acquired by the Company and which may become subject to the lien of the First Mortgage as amended, to any lien or charge thereon existing at the time of the acquisition thereof by the Company;

IN TRUST NEVERTHELESS, upon and subject to the terms, conditions and stipulations hereinafter and in the First Mortgage as amended set forth, for the equal and proportionate benefit and security of the holders from time to time of the Bonds and interest coupons issued and to be issued under the First Mortgage as amended and this and other indentures supplemental thereto, without preference, priority or distinction as to lien or otherwise of any of the Bonds and coupons over any others by reason of priority in time of issue, sale or negotiation thereof or otherwise howsoever, and for the uses and purposes and upon and subject to the terms, conditions, provisions and agreements in the Bonds and hereinafter and in the First Mortgage as amended expressed and declared.

ARTICLE ONE.

BONDS OF THE VARIABLE RATE POLLUTION CONTROL
SERIES 2008-A DUE 2040 AND ISSUE THEREOF.

SECTION 1.                                Series and Form of Series A New Bonds.  There shall be a series of Bonds designated “Variable Rate Pollution Control Series 2008-A Due 2040,” each of which shall bear the descriptive title First Mortgage Bond.  The aggregate principal amount of Series A New Bonds which may be outstanding under the First Mortgage as amended and this Forty-Sixth Supplemental Indenture shall be limited to $50,000,000, except as provided in Section 9 of Article Two of the First Mortgage as amended.

SECTION 2.                                Issue of Series A New Bonds.  Upon the execution and delivery of this Forty-Sixth Supplemental Indenture and upon delivery of $50,000,000 aggregate principal amount of the Series A New Bonds, executed by the Company, and upon compliance by the Company with the provisions of Article Five, Article Six or Article Seven or any or all of said Articles, as the case may be, of the First Mortgage as amended, the Trustee shall, without awaiting the filing or recording of this Forty-Sixth Supplemental Indenture, authenticate the Series A New Bonds and deliver the Series A New Bonds as provided in said Article Five, Article Six or Article Seven.

SECTION 3.                                Dates, Interest, Etc. of Series A New Bonds.  The Series A New Bonds shall be dated as provided in Section 3 of Article Two of the First Mortgage as amended; shall mature on November 1, 2040; and shall bear interest from December 4, 2008, as provided in said Section 3 of Article Two, at such rate or rates per annum as shall cause the amount of interest payable on each interest payment date (as hereinafter defined) on the Series A New Bonds to equal the amount of interest payable on such interest payment date on the corresponding Series A Project Bonds, such interest to be payable on the same date as interest is payable on said Series A Project Bonds (each such date relating to the Series A New Bonds herein called an “interest payment date”), until the maturity of the Series A New Bonds, or, in the case of any such Series A New Bonds duly called for redemption, until the redemption date, or in the case of any default by the Company in the payment of the principal due on any such Series A New Bonds, until the Company’s obligation with respect to the payment of the principal shall be discharged as provided in the First Mortgage, as amended.  The amount of interest payable on each interest payment date shall be computed on the same basis as the amount of interest is computed on the corresponding Series A Project Bonds; provided, however, that the aggregate amount of interest payable on any interest payment date shall not exceed an amount which results in an interest rate of more than the Series A Maximum Interest Rate per annum on the aggregate principal amount of the Series A New Bonds outstanding on that interest payment date.

The Trustee shall be entitled to request, receive and conclusively rely upon the certification of the Series A Project Bond Trustee of the interest rate of, interest payment date of, Record Date of and basis on which interest is computed for, each Series A Project Bond, from time to time as necessary to enable the Trustee to determine for the Series A New Bonds their corresponding interest rate, interest payment date, Record Date and basis on which interest shall be computed.

The interest payable on the Series A New Bonds on any interest payment date shall be paid to the holders in whose names such Series A New Bonds are registered on the Record Date, except that if the Company shall default in the payment of any installment of interest on any Series A New Bonds, such interest in default shall be paid to the holders in whose names the Series A New Bonds are registered at the close of business on a date established for the payment of such defaulted interest by the Company in any lawful manner.  The Series A New Bonds shall be payable as to both principal and interest in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

SECTION 4.                                Definitions.  In addition to the words and terms defined in the First Mortgage as amended, unless the context or use clearly indicates another meaning or intent, the following terms shall have the following meanings for purposes of this Article One of this Forty-Sixth Supplemental Indenture:

“Series A Maximum Interest Rate” means the rate which would be the “Maximum Interest Rate” as defined in the Series A Project Bonds Indenture.

“Record Date” means the date which would be a “Regular Record Date” as defined in the Series A Project Bonds Indenture.

SECTION 5.                                Denominations and Exchangeability of Series A New Bonds; Temporary Bonds May Be Authenticated and Delivered.  The Series A New Bonds shall be issued in denominations of $5,000 and any integral multiple of $5,000.

Whenever any Series A New Bond or Series A New Bonds shall be surrendered at the office or agency of the Company in said Borough of Manhattan for exchange for a Series A New Bond or Series A New Bonds of other authorized denomination or denominations, the Company shall execute, and the Trustee shall authenticate and deliver, upon cancellation of the Series A New Bond or Series A New Bonds so surrendered, a Series A New Bond or Series A New Bonds of such other authorized denomination or denominations of like aggregate principal amount as the holder making the exchange shall have requested and shall be entitled to receive.  On presentation of any Series A New Bond which is to be redeemed pursuant to the provisions of this Forty-Sixth Supplemental Indenture in part only, the Company shall execute, and the Trustee shall authenticate and deliver, a Series A New Bond or Series A New Bonds in principal amount equal to the unredeemed portion of the Series A New Bond so presented.

The Company shall not be required to (a) register a transfer of, or exchange, any Series A New Bond during a period of fifteen (15) days next preceding any selection of Series A New Bonds to be redeemed or (b) register a transfer of, or exchange, any Series A New Bond which shall have been selected for redemption in whole or in part.

A service charge will not be made for any registration of transfer or exchange of Series A New Bonds, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith.

Until definitive Series A New Bonds shall be ready for delivery, the Company may execute and, upon request of the Company, the Trustee shall authenticate and deliver, in lieu of such definitive Series A New Bonds but subject to the same provisions, limitations and conditions except as to the denominations thereof, temporary printed or lithographed Series A New Bonds as provided in Section 8 of Article One of the First Mortgage as amended.  Such temporary Series A New Bonds shall be exchangeable for definitive Series A New Bonds, when ready for delivery, in the manner provided in the First Mortgage as amended, and shall in all other respects be subject to and entitled to the benefits of the terms and provisions and lien of this Forty-Sixth Supplemental Indenture, and the terms and provisions and lien of the First Mortgage as amended as therein provided.

SECTION 6.                                Mandatory Redemption.  The Series A New Bonds shall be subject to mandatory redemption by the Company prior to maturity at any time, in whole or in part, at a redemption price of 100% of the principal amount to be redeemed, plus accrued and unpaid interest, if any, to the redemption date, upon receipt by the Trustee of notice from the Series A Project Bond Trustee to the effect that (a) the Company is required to deliver moneys to the Series A Project Bond Trustee for the redemption of the corresponding Series A Project Bonds in whole or in part, as the case may be, as provided in Section 6.3 of the Series A Loan Agreement and (b) an equivalent principal amount of such Series A Project Bonds are being concurrently called for redemption.  Said notice shall specify the redemption date of such Series A New Bonds (which redemption date shall be the same date as the redemption date specified in said notice for the Series A Project Bonds being currently redeemed).  Any such redemption shall be made upon the notice and in the manner provided in this Article One, subject to the provisions of the First Mortgage as amended.

SECTION 7.                                Extraordinary Optional Redemption.  The Series A New Bonds shall be subject to redemption, at the option of the Company, prior to maturity at any time, in whole or in part, at a redemption price of 100% of the principal amount to be redeemed, plus accrued and unpaid interest, if any, to the redemption date, upon receipt by the Trustee of an officers’ certificate to the effect that (a) the Company has given notice to the Series A Project Bond Trustee that the Company is exercising its option to direct the redemption of corresponding Series A Project Bonds in whole or in part, as provided in Section 6.2 of the Series A Loan Agreement, and (b) an equivalent principal amount of such Series A Project Bonds are being concurrently called for redemption.  Such officers’ certificate shall have attached to it a copy of said notice to the Series A Project Bond Trustee and shall specify the redemption date of such Series A New Bonds (which redemption date shall be not less than 45 days (unless a shorter period shall be acceptable to the Trustee) after the date of the mailing of such certificate and shall be the same date as the redemption date specified in said attached notice for the Series A Project Bonds being concurrently redeemed).  Any such redemption shall be made upon the notice, which may be conditional as provided in Section 9 of this Article One, and in the manner provided in this Article One, subject to the provisions of the First Mortgage as amended.

SECTION 8.                                Optional Redemption.  The Series A New Bonds shall also be subject to redemption prior to maturity, at the option of the Company, in whole or in part, at any time, at the same redemption price, plus accrued and unpaid interest, if any, to the redemption date, as shall be payable on the Series A Project Bonds to be redeemed concurrently therewith, upon receipt by the Trustee of an officers’ certificate to the effect that (a) the Company has given notice to the Series A Project Bond Trustee that the Company is exercising its option to deliver moneys to the Series A Project Bond Trustee for the redemption of corresponding Series A

Project Bonds in whole or in part, as the case may be, as provided in Section 6.1 of the Series A Loan Agreement and (b) an equivalent principal amount of such Series A Project Bonds are being concurrently called for redemption.  Such officers’ certificate shall specify the principal amount of the New Series A Bonds to be redeemed and the redemption price thereof, shall have attached to it a copy of said notice to the Series A Project Bond Trustee and shall specify the redemption date of such Series A New Bonds (which redemption date shall be not less than 45 days (unless a shorter period shall be acceptable to the Trustee) after the date of the mailing of such certificate and shall be the same date as the redemption date specified in said attached notice for the Series A Project Bonds being concurrently redeemed).  Any such redemption shall be made upon the notice, which may be conditional as provided in Section 9 of this Article One, and in the manner provided in this Article One, subject to the provisions of the First Mortgage as amended.

SECTION 9.                                Notice of Redemption.  Subject to the provisions of the First Mortgage as amended, written notice of redemption of the Series A New Bonds pursuant to any of Sections 6, 7 or 8  of this Article One shall be given by the Trustee by mailing, first class postage prepaid, or delivering by hand to the registered owner of such Series A New Bonds to be redeemed a notice of such redemption at its last address as it shall appear upon the books of the Company for the registration of transfer of such Series A New Bonds.  Any notice of redemption pursuant to said Sections 6, 7 or 8 shall be mailed or delivered by hand as least 30 days and not earlier than 60 days before the redemption date; provided, however, that the registered owner or owners of all Series A New Bonds may consent in writing to a shorter notice period, and such consent, if filed with the Trustee, shall be binding upon the Company and such registered owners and their transferees.  In the case of any notice of redemption of Series A New Bonds pursuant to said Sections 7 or 8, such notice shall state that such redemption is conditional to the same extent and with the same effect, if any, as the notice of redemption of the Series A Project Bonds being concurrently redeemed.

SECTION 10.                          Cancellation.  In the event any Series A Project Bonds shall be purchased by the Company and surrendered by the Company to the Series A Project Bond Trustee for cancellation or shall be otherwise surrendered to the Series A Project Bond Trustee for cancellation pursuant to the Series A Project Bonds Indenture (except upon exchange for other Series A Project Bonds), corresponding Series A New Bonds equivalent in principal amount to the Series A Project Bonds so surrendered shall be deemed to have been paid, but only when and to the extent that (a) such payment of the principal amount of such Series A New Bonds shall be noted by an agency of the Company on the schedule of payments on such Series A New Bonds and (if such agency is not the Trustee) written notice by such agency of such notation shall have been received by the Trustee or (b) such Series A New Bonds shall have been surrendered to and cancelled by the Trustee as provided in Section 12 of this Article One.

SECTION 11.                          Series A New Bonds Deemed Paid in Additional Circumstances.  In the event and to the extent the principal of, or premium, if any, or interest on any Series A Project Bonds shall be paid, whether at maturity, upon redemption or otherwise, out of funds held by the Series A Project Bond Trustee or out of any other funds or shall otherwise be deemed to be paid, an equal amount of principal or premium, if any, or interest, as the case may be, payable with respect to an aggregate principal amount of corresponding Series A New Bonds equal to an aggregate principal amount of such Series A Project Bonds shall be deemed to have been paid, but, in the case of such payment of principal of such Series A New Bonds, only when and to the extent that (a) such payment of the principal amount thereof shall be noted by an agency of the Company on the schedule of payments on such Series A New Bonds and (if such agency is not the Trustee) written notice by such agency of such notation shall have been received by the Trustee or (b) such Series A New Bonds shall have been surrendered to and cancelled by the Trustee as provided in Section 12 of this Article One.

SECTION 12.                          Surrender of Series A New Bonds in Certain Circumstances.  When payment of any principal amount of a Series A New Bond is made as provided in Section 10 or 11 of this Article One, the registered owner thereof shall surrender it to an agency of the Company for notation and notification or to the Trustee for cancellation as provided in such Section.  All Series A New Bonds deemed to have been paid in full as provided in Section 10 or 11 of this Article One shall be surrendered to the Trustee for cancellation and the Trustee shall forthwith cancel the same.  In the event that part of a Series A New Bond shall be deemed to have been paid as provided in said Section 10 or 11, the registered owner may at its option surrender such Series A New Bond to the Trustee for cancellation, in which event the Trustee shall cancel such Series A New Bond and the Company shall execute and the Trustee shall authenticate and deliver, without charge to the registered owner, Series A New Bonds in such authorized denominations as shall be specified by the registered owner in an aggregate principal amount equal to the unpaid balance of the principal amount of such surrendered Series A New Bond.

SECTION 13.                          Application of Article Ten of First Mortgage as Amended.  Except as in this Forty-Sixth Supplemental Indenture otherwise provided with respect to any matter or question, the provisions of Article Ten of the First Mortgage as amended shall be applicable in the case of the redemption of all or any part of the Series A New Bonds at any time outstanding.  The term “officers’ certificate” as used in this Article One shall mean a certificate signed by the President or a Vice President and any other Vice President, the Treasurer, Assistant Treasurer, the Secretary or Assistant Secretary or any other officer of the Company.

SECTION 14.                          Form of Series A New Bonds.  The Series A New Bonds shall be in fully registered form only.  The form of the Series A New Bonds, and of the Trustee’s certificate of authentication thereon, shall be substantially as set forth in Exhibit A.

ARTICLE TWO.

BONDS OF THE VARIABLE RATE POLLUTION CONTROL
SERIES 2008-B DUE 2040 AND ISSUE THEREOF.

SECTION 1.                                Series and Form of Series B New Bonds.  There shall be a series of Bonds designated “Variable Rate Pollution Control Series 2008-B Due 2040,” each of which shall bear the descriptive title First Mortgage Bond.  The aggregate principal amount of Series B New Bonds which may be outstanding under the First Mortgage as amended and this Forty-Sixth Supplemental Indenture shall be limited to $50,000,000, except as provided in Section 9 of Article Two of the First Mortgage as amended.

SECTION 2.                                Issue of Series B New Bonds.  Upon the execution and delivery of this Forty-Sixth Supplemental Indenture and upon delivery of $50,000,000 aggregate principal amount of the Series B New Bonds, executed by the Company, and upon compliance by the Company with the provisions of Article Five, Article Six or Article Seven or any or all of said Articles, as the case may be, of the First Mortgage as amended, the Trustee shall, without awaiting the filing or recording of this Forty-Sixth Supplemental Indenture, authenticate the Series B New Bonds and deliver the Series B New Bonds as provided in said Article Five, Article Six or Article Seven.

SECTION 3.                                Dates, Interest, Etc. of Series B New Bonds.  The Series B New Bonds shall be dated as provided in Section 3 of Article Two of the First Mortgage as amended; shall mature on November 1, 2040; and shall bear interest from December 4, 2008, as provided in said Section 3 of Article Two, at such rate or rates per annum as shall cause the amount of interest payable on each interest payment date (as hereinafter defined) on the Series B New Bonds to equal the amount of interest payable on such interest payment date on the corresponding Series B Project Bonds, such interest to be payable on the same date as interest is payable on said Series B Project Bonds (each such date relating to the Series B New Bonds herein called an “interest payment date”), until the maturity of the Series B New Bonds, or, in the case of any such Series B New Bonds duly called for redemption, until the redemption date, or in the case of any default by the Company in the payment of the principal due on any such Series B New Bonds, until the Company’s obligation with respect to the payment of the principal shall be discharged as provided in the First Mortgage, as amended.  The amount of interest payable on each interest payment date shall be computed on the same basis as the amount of interest is computed on the corresponding Series B Project Bonds; provided, however, that the aggregate amount of interest payable on any interest payment date shall not exceed an amount which results in an interest rate of more than the Series B Maximum Interest Rate per annum on the aggregate principal amount of the Series B New Bonds outstanding on that interest payment date.

The Trustee shall be entitled to request, receive and conclusively rely upon the certification of the Series B Project Bond Trustee of the interest rate of, interest payment date of, Record Date of and basis on which interest is computed for, each Series B Project Bond, from time to time as necessary to enable the Trustee to determine for the Series B New Bonds their corresponding interest rate, interest payment date, Record Date and basis on which interest shall be computed.

The interest payable on the Series B New Bonds on any interest payment date shall be paid to the holders in whose names such Series B New Bonds are registered on the Record Date, except that if the Company shall default in the payment of any installment of interest on any Series B New Bonds, such interest in default shall be paid to the holders in whose names the Series B New Bonds are registered at the close of business on a date established for the payment of such defaulted interest by the Company in any lawful manner.  The Series B New Bonds shall be payable as to both principal and interest in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

SECTION 4.                                Definitions.  In addition to the words and terms defined in the First Mortgage as amended, unless the context or use clearly indicates another meaning or intent, the following terms shall have the following meanings for purposes of this Article Two of this Forty-Sixth Supplemental Indenture:

“Series B Maximum Interest Rate” means the rate which would be the “Maximum Interest Rate” as defined in the Series B Project Bonds Indenture.

“Record Date” means the date which would be a “Regular Record Date” as defined in the Series B Project Bonds Indenture.

SECTION 5.                                Denominations and Exchangeability of Series B New Bonds; Temporary Bonds May Be Authenticated and Delivered.  The Series B New Bonds shall be issued in denominations of $5,000 and any integral multiple of $5,000.

Whenever any Series B New Bond or Series B New Bonds shall be surrendered at the office or agency of the Company in said Borough of Manhattan for exchange for a Series B New Bond or Series B New Bonds of other authorized denomination or denominations, the Company shall execute, and the Trustee shall authenticate and deliver, upon cancellation of the Series B New Bond or Series B New Bonds so surrendered, a Series B New Bond or Series B New Bonds of such other authorized denomination or denominations of like aggregate principal amount as the holder making the exchange shall have requested and shall be entitled to receive.  On presentation of any Series B New Bond which is to be redeemed pursuant to the provisions of this Forty-Sixth Supplemental Indenture in part only, the Company shall execute, and the Trustee shall authenticate and deliver, a Series B New Bond or Series B New Bonds in principal amount equal to the unredeemed portion of the Series B New Bond so presented.

The Company shall not be required to (a) register a transfer of, or exchange, any Series B New Bond during a period of fifteen (15) days next preceding any selection of Series B New Bonds to be redeemed or (b) register a transfer of, or exchange, any Series B New Bond which shall have been selected for redemption in whole or in part.

A service charge will not be made for any registration of transfer or exchange of Series B New Bonds, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith.

Until definitive Series B New Bonds shall be ready for delivery, the Company may execute and, upon request of the Company, the Trustee shall authenticate and deliver, in lieu of such definitive Series B New Bonds but subject to the same provisions, limitations and conditions except as to the denominations thereof, temporary printed or lithographed Series B New Bonds as provided in Section 8 of Article One of the First Mortgage as amended.  Such temporary Series B New Bonds shall be exchangeable for definitive Series B New Bonds, when ready for delivery, in the manner provided in the First Mortgage as amended, and shall in all other respects be subject to and entitled to the benefits of the terms and provisions and lien of this Forty-Sixth Supplemental Indenture, and the terms and provisions and lien of the First Mortgage as amended as therein provided.

SECTION 6.                                Mandatory Redemption.  The Series B New Bonds shall be subject to mandatory redemption by the Company prior to maturity at any time, in whole or in part, at a redemption price of 100% of the principal amount to be redeemed, plus accrued and unpaid interest, if any, to the redemption date, upon receipt by the Trustee of notice from the Series B Project Bond Trustee to the effect that (a) the Company is required to deliver moneys to the Series B Project Bond Trustee for the redemption of the corresponding Series B Project Bonds in whole or in part, as the case may be, as provided in Section 6.3 of the Series B Loan Agreement and (b) an equivalent principal amount of such Series B Project Bonds are being concurrently called for redemption.  Said notice shall specify the redemption date of such Series B New Bonds (which redemption date shall be the same date as the redemption date specified in said notice for the Series B Project Bonds being currently redeemed).  Any such redemption shall be made upon the notice and in the manner provided in this Article Two, subject to the provisions of the First Mortgage as amended.

SECTION 7.                                Extraordinary Optional Redemption.  The Series B New Bonds shall be subject to redemption, at the option of the Company, prior to maturity at any time, in whole or in part, at a redemption price of 100% of the principal amount to be redeemed, plus accrued and unpaid interest, if any, to the redemption date, upon receipt by the Trustee of an officers’ certificate to the effect that (a) the Company has given notice to the Series B Project Bond Trustee that the Company is exercising its option to direct the redemption of corresponding Series B Project Bonds in whole or in part, as provided in Section 6.2 of the Series B Loan Agreement, and (b) an equivalent principal amount of such Series B Project Bonds are being concurrently called for redemption.  Such officers’ certificate shall have attached to it a copy of said notice to the Series B Project Bond Trustee and shall specify the redemption date of such Series B New Bonds (which redemption date shall be not less than 45 days (unless a shorter period shall be acceptable to the Trustee) after the date of the mailing of such certificate and shall be the same date as the redemption date specified in said attached notice for the Series B Project Bonds being concurrently redeemed).  Any such redemption shall be made upon the notice, which may be conditional as provided in Section 9 of this Article Two, and in the manner provided in this Article Two, subject to the provisions of the First Mortgage as amended.

SECTION 8.                                Optional Redemption.  The Series B New Bonds shall also be subject to redemption prior to maturity, at the option of the Company, in whole or in part, at any time, at the same redemption price, plus accrued and unpaid interest, if any, to the redemption date, as shall be payable on the Series B Project Bonds to be redeemed concurrently therewith, upon receipt by the Trustee of an officers’ certificate to the effect that (a) the Company has given notice to the Series B Project Bond Trustee that the Company is exercising its option to deliver moneys to the Series B Project Bond Trustee for the redemption of corresponding Series B Project Bonds in whole or in part, as the case may be, as provided in Section 6.1 of the Series B Loan Agreement and (b) an equivalent principal amount of such Series B Project Bonds are being concurrently called for redemption.  Such officers’ certificate shall specify the principal amount of the New Series B Bonds to be redeemed and the redemption price thereof, shall have attached to it a copy of said notice to the Series B Project Bond Trustee and shall specify the redemption date of such Series B New Bonds (which redemption date shall be not less than 45 days (unless a shorter period shall be acceptable to the Trustee) after the date of the mailing of such certificate and shall be the same date as the redemption date specified in said attached notice for the Series B Project Bonds being concurrently redeemed).  Any such redemption shall be made upon the notice, which may be conditional as provided in Section 9 of this Article Two, and in the manner provided in this Article Two, subject to the provisions of the First Mortgage as amended.

SECTION 9.                                Notice of Redemption.  Subject to the provisions of the First Mortgage as amended, written notice of redemption of the Series B New Bonds pursuant to any of Sections 6, 7 or 8  of this Article Two shall be given by the Trustee by mailing, first class postage prepaid, or delivering by hand to the registered owner of such Series B New Bonds to be redeemed a notice of such redemption at its last address as it shall appear upon the books of the Company for the registration of transfer of such Series B New Bonds.  Any notice of redemption pursuant to said Sections 6, 7 or 8 shall be mailed or delivered by hand as least 30 days and not earlier than 60 days before the redemption date; provided, however, that the registered owner or owners of all Series B New Bonds may consent in writing to a shorter notice period, and such consent, if filed with the Trustee, shall be binding upon the Company and such registered owners and their transferees.  In the case of any notice of redemption of Series B New Bonds pursuant to said Sections 7 or 8, such notice shall state that such redemption is conditional to the same extent and with the same effect, if any, as the notice of redemption of the Series B Project Bonds being concurrently redeemed.

SECTION 10.                          Cancellation.  In the event any Series B Project Bonds shall be purchased by the Company and surrendered by the Company to the Series B Project Bond Trustee for cancellation or shall be otherwise surrendered to the Series B Project Bond Trustee for cancellation pursuant to the Series B Project Bonds Indenture (except upon exchange for other Series B Project Bonds), corresponding Series B New Bonds equivalent in principal amount to the Series B Project Bonds so surrendered shall be deemed to have been paid, but only when and to the extent that (a) such payment of the principal amount of such Series B New Bonds shall be noted by an agency of the Company on the schedule of payments on such Series B New Bonds and (if such agency is not the Trustee) written notice by such agency of such notation shall have been received by the Trustee or (b) such Series B New Bonds shall have been surrendered to and cancelled by the Trustee as provided in Section 12 of this Article Two.

SECTION 11.                          Series B New Bonds Deemed Paid in Additional Circumstances.  In the event and to the extent the principal of, or premium, if any, or interest on any Series B Project Bonds shall be paid, whether at maturity, upon redemption or otherwise, out of funds held by the Series B Project Bond Trustee or out of any other funds or shall otherwise be deemed to be paid, an equal amount of principal or premium, if any, or interest, as the case may be, payable with respect to an aggregate principal amount of corresponding Series B New Bonds equal to an aggregate principal amount of such Series B Project Bonds shall be deemed to have been paid, but, in the case of such payment of principal of such Series B New Bonds, only when and to the extent that (a) such payment of the principal amount thereof shall be noted by an agency of the Company on the schedule of payments on such Series B New Bonds and (if such agency is not the Trustee) written notice by such agency of such notation shall have been received by the Trustee or (b) such Series B New Bonds shall have been surrendered to and cancelled by the Trustee as provided in Section 12 of this Article Two.

SECTION 12.                          Surrender of Series B New Bonds in Certain Circumstances.  When payment of any principal amount of a Series B New Bond is made as provided in Section 10 or 11 of this Article Two, the registered owner thereof shall surrender it to an agency of the Company for notation and notification or to the Trustee for cancellation as provided in such Section.  All Series B New Bonds deemed to have been paid in full as provided in Section 10 or 11 of this Article Two shall be surrendered to the Trustee for cancellation and the Trustee shall forthwith cancel the same.  In the event that part of a Series B New Bond shall be deemed to have been paid as provided in said Section 10 or 11, the registered owner may at its option surrender such Series B New Bond to the Trustee for cancellation, in which event the Trustee shall cancel such Series B New Bond and the Company shall execute and the Trustee shall authenticate and deliver, without charge to the registered owner, Series B New Bonds in such authorized denominations as shall be specified by the registered owner in an aggregate principal amount equal to the unpaid balance of the principal amount of such surrendered Series B New Bond.

SECTION 13.                          Application of Article Ten of First Mortgage as Amended.  Except as in this Forty-Sixth Supplemental Indenture otherwise provided with respect to any matter or question, the provisions of Article Ten of the First Mortgage as amended shall be applicable in the case of the redemption of all or any part of the Series B New Bonds at any time outstanding.  The term “officers’ certificate” as used in this Article Two shall mean a certificate signed by the President or a Vice President and any other Vice President, the Treasurer, Assistant Treasurer, the Secretary or Assistant Secretary or any other officer of the Company.

SECTION 14.                          Form of Series B New Bonds.  The Series B New Bonds shall be in fully registered form only.  The form of the Series B New Bonds, and of the Trustee’s certificate of authentication thereon, shall be substantially as set forth in Exhibit B.

ARTICLE THREE.

COVENANTS OF THE COMPANY.

SECTION 1.                                All covenants and agreements by the Company in the First Mortgage as heretofore and hereby amended are hereby confirmed.

SECTION 2.                                Promptly after the execution and delivery of this Forty-Sixth Supplemental Indenture, the Company will take such action with respect to the recording, filing, re-recording and refiling of the First Mortgage as amended and this Forty-Sixth Supplemental Indenture as may be necessary to make effective the lien intended to be created hereby, and will furnish to the Trustee an opinion of counsel selected by the Company and satisfactory to the Trustee (who may be of counsel to the Company) either (a) stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and refiling of the First Mortgage as amended and this Forty-Sixth Supplemental Indenture as to make effective the lien intended to be created thereby, and reciting the details of such action, or (b) stating that in the opinion of such counsel no such action is necessary to make such lien effective.

ARTICLE FOUR.

MISCELLANEOUS.

SECTION 1.                                The New Bonds may be authenticated and delivered by the Trustee and issued by the Company in advance of the recording or filing of this Forty-Sixth Supplemental Indenture.

SECTION 2.                                The provisions of this Forty-Sixth Supplemental Indenture shall become effective immediately upon the execution and delivery hereof.  From and after the initial issue of the New Bonds, this Forty-Sixth Supplemental Indenture shall form a part of the First Mortgage and all the terms and conditions herein contained shall be deemed to be part of the terms of the First Mortgage, as fully and with the same effect as if all the terms and provisions of this Forty-Sixth Supplemental Indenture had been set forth in the First Mortgage as originally executed.  Except as modified or amended by this Forty-Sixth Supplemental Indenture, the First Mortgage as amended shall remain and continue in full force and effect in accordance with the terms and provisions thereof, and all the covenants, conditions, terms and provisions of the First Mortgage, as heretofore modified and amended and as further modified and amended by this Forty-Sixth Supplemental Indenture, shall be applicable with respect to the New Bonds, except insofar as such covenants, conditions, terms and provisions are limited and applicable only to the Bonds of another or other series, or are expressed to continue only so long as Bonds of another or other series are outstanding, and all the covenants, conditions, terms and provisions of the First Mortgage as amended with respect to the Trustee shall remain in full force and effect and be applicable to the Trustee under this Forty-Sixth Supplemental Indenture in the same manner as though set out herein at length.  All representations and recitals contained in this Forty-Sixth Supplemental Indenture and in the New Bonds (save only the Trustee’s certificates upon said New Bonds) are made by and on behalf of the Company, and the Trustee is in no way responsible therefor or for any statement therein contained.

SECTION 3.                                The terms defined in Article One of the First Mortgage as heretofore and hereby amended, when used in this Forty-Sixth Supplemental Indenture, shall, respectively, have the meanings set forth in said Article One.

SECTION 4.                                This Forty-Sixth Supplemental Indenture may be simultaneously executed in several counterparts and each counterpart shall be an original instrument.

IN WITNESS WHEREOF, THE DAYTON POWER AND LIGHT COMPANY has caused this instrument to be signed on its behalf by its President or a Vice President and its corporate seal to be hereunto affixed and attested by its Corporate Secretary or an Assistant Corporate Secretary, in the City of Dayton, Ohio, and THE BANK OF NEW YORK MELLON has caused this instrument to be signed on its behalf by a Vice President or an Assistant Vice President and its corporate seal to be hereunto affixed and attested by a Vice President, Assistant Vice President or an Assistant Treasurer, in The City of New York, New York, as of the day and year first above written.

THE DAYTON POWER AND LIGHT COMPANY

By
Frederick J. Boyle, Senior Vice President, Chief Financial Officer, Treasurer and Controller

[SEAL]

Attest:

Timothy G. Rice
Vice President, Assistant General Counsel
and Corporate Secretary

Signed and acknowledged in our presence by
The Dayton Power and Light Company

[Forty-Sixth Supplemental Indenture, dated as of December 1, 2008, to Indenture dated as of October 1, 1935, executed by The Dayton Power and Light Company to Irving Trust Company (now The Bank of New York Mellon), as Trustee]

THE BANK OF NEW YORK MELLON,
as Trustee

By
Cheryl Clarke, Vice President

[SEAL]

Attest:

Mary Miselis
Vice President

Signed and acknowledged in our presence by
The Bank of New York Mellon

STATE OF OHIO,	)	ss.:
COUNTY OF MONTGOMERY	)

On this          day of December, 2008, personally appeared before me, a Notary Public within and for said County in the State aforesaid, Frederick J. Boyle, and Timothy G. Rice, to me known and known to me to be, respectively, the Senior Vice President, Chief Financial Officer, Treasurer and Controller and the Vice President, Assistant General Counsel and Corporate Secretary of THE DAYTON POWER AND LIGHT COMPANY, one of the corporations which executed the foregoing instrument, who severally acknowledged that they did sign and seal said instrument as such Senior Vice President, Chief Financial Officer, Treasurer and Controller and Vice President, Assistant General Counsel and Corporate Secretary for and on behalf of said corporation and that the same is their free act and deed as such Senior Vice President, Chief Financial Officer, Treasurer and Controller and Vice President, Assistant General Counsel and Corporate Secretary, respectively, and the free and corporate act and deed of said corporation; and said Frederick J. Boyle, being by me duly sworn, did depose and say: that he resides in Franklin County, Ohio; that he is the Senior Vice President, Chief Financial Officer, Treasurer and Controller of THE DAYTON POWER AND LIGHT COMPANY, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

IN WITNESS WHEREOF I have hereunto set my hand and official seal.

[SEAL]

STATE OF NEW YORK,	)	ss.:
COUNTY OF NEW YORK	)

On this          day of December, 2008, personally appeared before me, a Notary Public within and for said County in the State aforesaid, Cheryl Clarke and Mary Miselis, to me known and known to me to be, respectively, a Vice President and a Vice President of THE BANK OF NEW YORK MELLON, one of the corporations which executed the foregoing instrument, who severally acknowledged that they did sign and seal said instrument as such Vice President and Vice President for and on behalf of said corporation and that the same is their free act and deed as such Vice President and Vice President, respectively, and the free and corporate act and deed of said corporation; and said Cheryl Clarke being by me duly sworn, did depose and say: that she resides in New York County, New York; that she is a Vice President of THE BANK OF NEW YORK MELLON, one of the corporations described in and which executed the above instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of such corporation; and that she signed her name thereto by like order.

IN WITNESS WHEREOF I have hereunto set my hand and official seal.

[SEAL]

Carlos R. Luciano
Notary Public, State of New York
No. 41-4765897
Qualified in Queens County
Commission Expires April 30, 2010

This instrument prepared by

Timothy G. Rice, Esq.
Attorney at Law
The Dayton Power and Light Company
1065 Woodman Drive
Dayton, Ohio 45432

EXHIBIT A

[FORM OF SERIES A NEW BOND]

This bond is not transferable except to a successor trustee under the Trust Indenture, dated as of December 1, 2008, between Ohio Air Quality Development Authority relating to its Collateralized Air Quality Development Revenue Refunding Bonds, 2008 Series A (The Dayton Power and Light Company Project) and The Bank of New York Mellon, as trustee.

No.	$[ ]

THE DAYTON POWER AND LIGHT COMPANY
(Incorporated under the laws of the State of Ohio)

First Mortgage Bond,
Variable Rate Pollution Control Series 2008-A Due 2040
Due November 1, 2040

THE DAYTON POWER AND LIGHT COMPANY, a corporation of the State of Ohio (hereinafter called the Company), for value received, hereby promises to pay to [                      ], as Series A Project Bond Trustee (as hereinafter defined) or registered assigns, on November 1, 2040, at the office or agency of the Company in the Borough of Manhattan, The City of New York, [  ] Dollars in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered owner hereof interest thereon from the interest payment date to which interest has been paid or duly provided for last preceding the date hereof (unless the date hereof is an interest payment date to which interest has been paid or duly provided for, in which case from the date hereof, or, if no interest has been paid or duly provided for, from December 4, 2008), at such rate or rates per annum on each interest payment date (as hereinafter defined) as shall cause the amount of interest payable on such interest payment date on this Bond to equal the amount of interest payable on such interest payment date on the corresponding Series A Project Bonds (as hereinafter defined), such interest to be payable on the same dates as interest is payable on said Series A Project Bonds (each such date herein called “an interest payment date”) until the maturity of this Bond, or if this Bond shall be duly called for redemption, until the redemption date, or if the Company shall default in the payment of the principal amount of this Bond, until the Company’s obligation with respect to the payment of such principal shall be discharged as provided in the Indenture (as hereinafter defined).  The amount of interest payable on each interest payment date shall be computed on the same basis as the amount of interest is computed on the corresponding said Series A Project Bonds; provided, however, that the aggregate amount of interest payable on any interest payment date shall not exceed an amount which results in an interest rate of more than the Series A Maximum Interest Rate (as such term is defined in the Forty-Sixth Supplemental Indenture referred to herein) per annum on the aggregate principal amount of the Series A New Bonds (as hereinafter defined) outstanding on that interest payment date.

Exh. A-1

The interest payable on any interest payment date shall be paid to the holder in whose name this Bond is registered on the Record Date (as such term is defined in Article One of the Forty-Sixth Supplemental Indenture referred to above), except that if the Company shall default in the payment of any installment of interest on this Bond, such interest in default shall be paid to the holder in whose name this Bond is registered at the close of business on a date established for the payment of such defaulted interest by the Trustee in any lawful manner.  This Bond shall be payable as to principal, premium, if any, and interest in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

This Bond is one of an issue of First Mortgage Bonds (hereinafter called the Bonds) of the Company issued and to be issued in series under and pursuant to and equally secured by an indenture of mortgage and deed of trust dated as of October 1, 1935, executed by the Company to Irving Trust Company (now The Bank of New York Mellon), as Trustee, as said indenture has been amended and supplemented as hereinafter stated, and is one of a series of said First Mortgage Bonds, which series is designated as the First Mortgage Bonds, Variable Rate Pollution Control Series 2008-A Due 2040, of the Company (hereinafter called the Series A New Bonds) created and described in a Forty-Sixth Supplemental Indenture dated as of December 1, 2008, executed by the Company to The Bank of New York Mellon, as Trustee.  Subsequent to the execution and delivery of said indenture of mortgage and deed of trust there have been executed and delivered forty-six indentures supplemental thereto, including said Forty-Sixth Supplemental Indenture dated as of December 1, 2008, supplementing and amending as therein set forth certain provisions thereof.  Said indenture of mortgage and deed of trust and such supplemental indentures collectively are hereinafter sometimes called the “Indenture.”

For a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the Bonds and of the Trustee therein and thereto, the duties and immunities of the Trustee, and the terms and conditions upon which the Bonds are issued and secured, reference is hereby made to the Indenture.  The rights and obligations of the Company and of the holders and registered owners of the Bonds of this issue may be modified or amended at the request of the Company by an indenture or indentures supplemental to the Indenture, executed pursuant to the consent in writing of the holders or registered owners of a majority in principal amount of the Bonds then outstanding affected by such modification or amendment, all in the manner and subject to the limitations set forth in the Indenture, any consent by the holder or registered owner of any Bond being conclusive and binding upon such holder or registered owner and upon all future holders and owners of such Bond, irrespective of whether or not any notation of such consent is made upon such Bond; provided that no such modification or amendment by such supplemental indenture shall extend the maturity of, or reduce the rate of interest on, or otherwise modify the terms of payment of the principal or interest of, this Bond, which obligations are absolute and unconditional, nor permit the creation of any lien ranking prior to or equal with the lien of the Indenture on any of the mortgaged property.  The Series A New Bonds are to be issued by the Company to the Ohio Air Quality Development Authority (hereinafter called the Authority), or its assignee, to evidence and secure the obligations of the Company to repay the loan of the proceeds of the sale of the Series A Project Bonds (as hereinafter defined) made by the Authority to the Company, pursuant to a certain Loan Agreement, dated as of December 1, 2008, between the Authority and the

Exh. A-2

Company, to assist in the refunding of the Refunded Bonds (as such term is defined in the Forty-Sixth Supplemental Indenture referred to above) and the financing of the Company’s portion of additional costs of acquisition, construction and installation of certain air quality facilities (as that term is defined and used in Section 3706.01 of the Ohio Revised Code) installed in connection with: Units 7 and 8 at the Miami Fort Generating Station located in Hamilton County, Ohio as to which the Company at the date hereof owns an undivided 36% interest as tenant in common with another public utility company; Unit 2 at the Killen Generating Station located in Adams County, Ohio as to which the Company at the date hereof owns an undivided 67% interest as tenant in common with another public utility company; Units 1-4 at the J. M. Stuart Generating Station located in Brown and Adams Counties, Ohio as to which the Company at the date hereof owns an undivided 35% interest as tenant in common with two other public utility companies; and Unit 4 at the Conesville Generating Station in Coshocton County, Ohio as to which the Company at the date hereof owns an undivided 16.5% interest as tenant in common with two other public utility companies (such interests in said facilities being hereinafter called the Project).  The loan by the Authority in respect of the Refunded Bonds and the Project is to be funded by the proceeds derived from the sale by the Authority of State of Ohio Collateralized Air Quality Development Revenue Refunding Bonds, 2008 Series A (The Dayton Power and Light Company Project) in the aggregate principal amount of $50,000,000 (hereinafter called the Series A Project Bonds).  The Series A Project Bonds are to be issued under a certain Trust Indenture, dated as of December 1, 2008 (hereinafter called the Series A Project Bonds Indenture), between the Authority and The Bank of New York Mellon, as Trustee (hereinafter in such capacity called the Series A Project Bond Trustee) and the Series A New Bonds are to be assigned by the Authority to the Series A Project Bond Trustee as security for the payment of the principal of, and premium, if any, and interest on, the Series A Project Bonds and are to be delivered by the Company on behalf of the Authority directly to the Series A Project Bond Trustee. The Series A New Bonds shall not be assignable or transferable except as may be required to effect a transfer to any successor trustee under the Series A Project Bond Indenture, or, subject to compliance with applicable law, as may be involved in the course of the exercise of rights and remedies consequent upon an Event of Default under the Series A Project Bond Indenture.

In the event any Series A Project Bonds shall be surrendered to the Series A Project Bond Trustee for cancellation pursuant to the Series A Project Bonds Indenture (except upon exchange for other Series A Project Bonds), Series A New Bonds equivalent in principal amount to such Series A Project Bonds shall be deemed to have been paid, but only when and to the extent (a) so noted on the schedule of payments hereon by an agency of the Company and (if such agency is not the Trustee) written notice by such agency of such notation has been received by the Trustee or (b) such Series A New Bond is surrendered to and canceled by the Trustee as provided in the next paragraph; and in the event and to the extent the principal of, or premium, if any, or interest on, any Series A Project Bonds shall be paid or deemed to be paid, an equal amount of principal or premium, if any, or interest, as the case may be, payable with respect to an aggregate principal amount of corresponding Series A New Bonds equal to the aggregate principal amount of such Series A Project Bonds shall be deemed to have been paid, but, in the case of such payment of principal, only when and to the extent (i) so noted on the schedule of payments hereon by an agency of the Company and (if such agency is not the Trustee) written notice by such agency of such notation has been received by the Trustee or (ii) such Series A New Bond is surrendered to and canceled by the Trustee as provided in the next paragraph.  When any such payment of

Exh. A-3

principal of this Bond is made, it shall be surrendered by the registered owner hereof to an agency of the Company for such notation and notification or to the Trustee for cancellation.

In the event that this Bond shall be deemed to have been paid in full, this Bond shall be surrendered to the Trustee for cancellation.  In the event that this Bond shall be deemed to have been paid in part, this Bond may, at the option of the registered owner, be surrendered to the Trustee for cancellation, in which event the Trustee shall cancel this Bond and the Company shall execute and the Trustee shall authenticate and deliver Series A New Bonds in authorized denominations in aggregate principal amount equal to the unpaid balance of the principal amount of this Bond.

The Series A New Bonds are subject to mandatory redemption by the Company prior to maturity at any time in whole or in part as provided in Section 6 of Article One of the Forty-Sixth Supplemental Indenture at a redemption price of 100% of the principal amount to be redeemed, plus accrued interest, if any, to the redemption date.

The Series A New Bonds are subject to optional redemption by the Company prior to maturity at any time in whole or in part as provided in Section 7 of Article One of the Forty-Sixth Supplemental Indenture at a redemption price equal to 100% of the principal amount to be redeemed, plus accrued interest, if any, to the redemption date.

The Series A New Bonds are subject to optional redemption by the Company prior to maturity at any time in whole or in part as provided in Section 8 of Article One of the Forty-Sixth Supplemental Indenture at the same redemption price, plus accrued interest, if any, to the redemption date, as shall be payable on the Series A Project Bonds to be redeemed concurrently therewith.

Any redemption of the Series A New Bonds shall be made after written notice to the registered owner of such Series A New Bonds, sent by the Trustee by mail, first class postage prepaid, or hand delivered at least 30 days and not earlier than 60 days before the redemption date, unless a shorter notice period is consented to in writing by the registered owner or owners of all Series A New Bonds and such consent is filed with the Trustee, and shall be made in the manner provided in Section 9 of Article One of the Forty-Sixth Supplemental Indenture, subject to the provisions of the First Mortgage as amended.

The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture, upon the happening of a completed default as provided in the Indenture.

This Bond may be exchanged for a like principal amount of other Series A New Bonds, or transferred as prescribed in the Indenture by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this Bond and thereupon a new registered Series A New Bond or Series A New Bonds without coupons for a like principal amount and of authorized denominations will be issued in exchange therefor as provided in the Indenture.  The Company and the Trustee may deem and treat the person in whose name this

Exh. A-4

Bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal and premium, if any, and interest due hereon and for all other purposes.

No service charge will be made for any such exchange or transfer of Series A New Bonds, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith.

The Series A New Bonds are issuable as registered Bonds without coupons in denominations of $5,000 and any integral multiple of $5,000.

No recourse shall be had for the payment of the principal of, or premium, if any, or interest on, this Bond, or under or upon any obligation, covenant or agreement contained in the Indenture, against any incorporator, or any past, present, or future subscriber to capital stock, shareholder, officer or director, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, under any present or future rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, shareholders, officers and directors being released by the registered owner hereof by the acceptance of this Bond and being likewise waived and released by the terms of the Indenture.

This Bond shall not become valid or obligatory for any purpose until The Bank of New York Mellon, the Trustee under the Indenture, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, The Dayton Power and Light Company has caused this Bond to be executed in its name by the manual or facsimile signature of its President or any Vice President and its corporate seal to be hereunto affixed or a facsimile thereof reproduced hereon and attested by the manual or facsimile signature of its Corporate Secretary or an Assistant Corporate Secretary.

Dated:

THE DAYTON POWER AND LIGHT COMPANY

By:
[President] [Vice President]

Attest:
[Corporate Secretary]
[Assistant Corporate Secretary]

Exh. A-5

TRUSTEE’S CERTIFICATE

This Bond is one of the Bonds of the Series designated therein, described in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

Exh. A-6

Bonds of the Variable Rate Pollution Control Series 2008-A Due 2040

SCHEDULE OF PAYMENTS

Principal Payment	Unpaid Principal Amount	Redemption Premium	Interest Payment	Agency of the Company Making Notation	Authorized Officer	Title

Exh. A-7

EXHIBIT B

[FORM OF SERIES B NEW BOND]

This bond is not transferable except to a successor trustee under the Trust Indenture, dated as of December 1, 2008, between Ohio Air Quality Development Authority relating to its Collateralized Air Quality Development Revenue Refunding Bonds, 2008 Series B (The Dayton Power and Light Company Project) and The Bank of New York Mellon, as trustee.

No.	$[ ]

THE DAYTON POWER AND LIGHT COMPANY
(Incorporated under the laws of the State of Ohio)

First Mortgage Bond,
Variable Rate Pollution Control Series 2008-B Due 2040
Due November 1, 2040

THE DAYTON POWER AND LIGHT COMPANY, a corporation of the State of Ohio (hereinafter called the Company), for value received, hereby promises to pay to [                      ], as Series B Project Bond Trustee (as hereinafter defined) or registered assigns, on November 1, 2040, at the office or agency of the Company in the Borough of Manhattan, The City of New York, [  ] Dollars in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered owner hereof interest thereon from the interest payment date to which interest has been paid or duly provided for last preceding the date hereof (unless the date hereof is an interest payment date to which interest has been paid or duly provided for, in which case from the date hereof, or, if no interest has been paid or duly provided for, from December 4, 2008), at such rate or rates per annum on each interest payment date (as hereinafter defined) as shall cause the amount of interest payable on such interest payment date on this Bond to equal the amount of interest payable on such interest payment date on the corresponding Series B Project Bonds (as hereinafter defined), such interest to be payable on the same dates as interest is payable on said Series B Project Bonds (each such date herein called “an interest payment date”) until the maturity of this Bond, or if this Bond shall be duly called for redemption, until the redemption date, or if the Company shall default in the payment of the principal amount of this Bond, until the Company’s obligation with respect to the payment of such principal shall be discharged as provided in the Indenture (as hereinafter defined).  The amount of interest payable on each interest payment date shall be computed on the same basis as the amount of interest is computed on the corresponding said Series B Project Bonds; provided, however, that the aggregate amount of interest payable on any interest payment date shall not exceed an amount which results in an interest rate of more than the Series B Maximum Interest Rate (as such term is defined in the Forty-Sixth Supplemental Indenture referred to herein) per annum on the aggregate principal amount of the Series B New Bonds (as hereinafter defined) outstanding on that interest payment date.

Exh. B-1

The interest payable on any interest payment date shall be paid to the holder in whose name this Bond is registered on the Record Date (as such term is defined in Article Two of the Forty-Sixth Supplemental Indenture referred to above), except that if the Company shall default in the payment of any installment of interest on this Bond, such interest in default shall be paid to the holder in whose name this Bond is registered at the close of business on a date established for the payment of such defaulted interest by the Trustee in any lawful manner.  This Bond shall be payable as to principal, premium, if any, and interest in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

This Bond is one of an issue of First Mortgage Bonds (hereinafter called the Bonds) of the Company issued and to be issued in series under and pursuant to and equally secured by an indenture of mortgage and deed of trust dated as of October 1, 1935, executed by the Company to Irving Trust Company (now The Bank of New York Mellon), as Trustee, as said indenture has been amended and supplemented as hereinafter stated, and is one of a series of said First Mortgage Bonds, which series is designated as the First Mortgage Bonds, Variable Rate Pollution Control Series 2008-B Due 2040, of the Company (hereinafter called the Series B New Bonds) created and described in a Forty-Sixth Supplemental Indenture dated as of December 1, 2008, executed by the Company to The Bank of New York Mellon, as Trustee.  Subsequent to the execution and delivery of said indenture of mortgage and deed of trust there have been executed and delivered forty-six indentures supplemental thereto, including said Forty-Sixth Supplemental Indenture dated as of December 1, 2008, supplementing and amending as therein set forth certain provisions thereof.  Said indenture of mortgage and deed of trust and such supplemental indentures collectively are hereinafter sometimes called the “Indenture.”

For a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the Bonds and of the Trustee therein and thereto, the duties and immunities of the Trustee, and the terms and conditions upon which the Bonds are issued and secured, reference is hereby made to the Indenture.  The rights and obligations of the Company and of the holders and registered owners of the Bonds of this issue may be modified or amended at the request of the Company by an indenture or indentures supplemental to the Indenture, executed pursuant to the consent in writing of the holders or registered owners of a majority in principal amount of the Bonds then outstanding affected by such modification or amendment, all in the manner and subject to the limitations set forth in the Indenture, any consent by the holder or registered owner of any Bond being conclusive and binding upon such holder or registered owner and upon all future holders and owners of such Bond, irrespective of whether or not any notation of such consent is made upon such Bond; provided that no such modification or amendment by such supplemental indenture shall extend the maturity of, or reduce the rate of interest on, or otherwise modify the terms of payment of the principal or interest of, this Bond, which obligations are absolute and unconditional, nor permit the creation of any lien ranking prior to or equal with the lien of the Indenture on any of the mortgaged property.  The Series B New Bonds are to be issued by the Company to the Ohio Air Quality Development Authority (hereinafter called the Authority), or its assignee, to evidence and secure the obligations of the Company to repay the loan of the proceeds of the sale of the Series B Project Bonds (as hereinafter defined) made by the Authority to the Company, pursuant to a certain Loan Agreement, dated as of December 1, 2008, between the Authority and the

Exh. B-2

Company, to assist in the refunding of the Refunded Bonds (as such term is defined in the Forty-Sixth Supplemental Indenture referred to above) and the financing of the Company’s portion of additional costs of acquisition, construction and installation of certain air quality facilities (as that term is defined and used in Section 3706.01 of the Ohio Revised Code) installed in connection with: Units 7 and 8 at the Miami Fort Generating Station located in Hamilton County, Ohio as to which the Company at the date hereof owns an undivided 36% interest as tenant in common with another public utility company; Unit 2 at the Killen Generating Station located in Adams County, Ohio as to which the Company at the date hereof owns an undivided 67% interest as tenant in common with another public utility company; Units 1-4 at the J. M. Stuart Generating Station located in Brown and Adams Counties, Ohio as to which the Company at the date hereof owns an undivided 35% interest as tenant in common with two other public utility companies; and Unit 4 at the Conesville Generating Station in Coshocton County, Ohio as to which the Company at the date hereof owns an undivided 16.5% interest as tenant in common with two other public utility companies (such interests in said facilities being hereinafter called the Project).  The loan by the Authority in respect of the Refunded Bonds and the Project is to be funded by the proceeds derived from the sale by the Authority of State of Ohio Collateralized Air Quality Development Revenue Refunding Bonds, 2008 Series B (The Dayton Power and Light Company Project) in the aggregate principal amount of $50,000,000 (hereinafter called the Series B Project Bonds).  The Series B Project Bonds are to be issued under a certain Trust Indenture, dated as of December 1, 2008 (hereinafter called the Series B Project Bonds Indenture), between the Authority and The Bank of New York Mellon, as Trustee (hereinafter in such capacity called the Series B Project Bond Trustee) and the Series B New Bonds are to be assigned by the Authority to the Series B Project Bond Trustee as security for the payment of the principal of, and premium, if any, and interest on, the Series B Project Bonds and are to be delivered by the Company on behalf of the Authority directly to the Series B Project Bond Trustee. The Series B New Bonds shall not be assignable or transferable except as may be required to effect a transfer to any successor trustee under the Series B Project Bond Indenture, or, subject to compliance with applicable law, as may be involved in the course of the exercise of rights and remedies consequent upon an Event of Default under the Series B Project Bond Indenture.

In the event any Series B Project Bonds shall be surrendered to the Series B Project Bond Trustee for cancellation pursuant to the Series B Project Bonds Indenture (except upon exchange for other Series B Project Bonds), Series B New Bonds equivalent in principal amount to such Series B Project Bonds shall be deemed to have been paid, but only when and to the extent (a) so noted on the schedule of payments hereon by an agency of the Company and (if such agency is not the Trustee) written notice by such agency of such notation has been received by the Trustee or (b) such Series B New Bond is surrendered to and canceled by the Trustee as provided in the next paragraph; and in the event and to the extent the principal of, or premium, if any, or interest on, any Series B Project Bonds shall be paid or deemed to be paid, an equal amount of principal or premium, if any, or interest, as the case may be, payable with respect to an aggregate principal amount of corresponding Series B New Bonds equal to the aggregate principal amount of such Series B Project Bonds shall be deemed to have been paid, but, in the case of such payment of principal, only when and to the extent (i) so noted on the schedule of payments hereon by an agency of the Company and (if such agency is not the Trustee) written notice by such agency of such notation has been received by the Trustee or (ii) such Series B New Bond is surrendered to and canceled by the Trustee as provided in the next paragraph.  When any such payment of

Exh. B-3

principal of this Bond is made, it shall be surrendered by the registered owner hereof to an agency of the Company for such notation and notification or to the Trustee for cancellation.

In the event that this Bond shall be deemed to have been paid in full, this Bond shall be surrendered to the Trustee for cancellation.  In the event that this Bond shall be deemed to have been paid in part, this Bond may, at the option of the registered owner, be surrendered to the Trustee for cancellation, in which event the Trustee shall cancel this Bond and the Company shall execute and the Trustee shall authenticate and deliver Series B New Bonds in authorized denominations in aggregate principal amount equal to the unpaid balance of the principal amount of this Bond.

The Series B New Bonds are subject to mandatory redemption by the Company prior to maturity at any time in whole or in part as provided in Section 6 of Article Two of the Forty-Sixth Supplemental Indenture at a redemption price of 100% of the principal amount to be redeemed, plus accrued interest, if any, to the redemption date.

The Series B New Bonds are subject to optional redemption by the Company prior to maturity at any time in whole or in part as provided in Section 7 of Article Two of the Forty-Sixth Supplemental Indenture at a redemption price equal to 100% of the principal amount to be redeemed, plus accrued interest, if any, to the redemption date.

The Series B New Bonds are subject to optional redemption by the Company prior to maturity at any time in whole or in part as provided in Section 8 of Article Two of the Forty-Sixth Supplemental Indenture at the same redemption price, plus accrued interest, if any, to the redemption date, as shall be payable on the Series B Project Bonds to be redeemed concurrently therewith.

Any redemption of the Series B New Bonds shall be made after written notice to the registered owner of such Series B New Bonds, sent by the Trustee by mail, first class postage prepaid, or hand delivered at least 30 days and not earlier than 60 days before the redemption date, unless a shorter notice period is consented to in writing by the registered owner or owners of all Series B New Bonds and such consent is filed with the Trustee, and shall be made in the manner provided in Section 9 of Article Two of the Forty-Sixth Supplemental Indenture, subject to the provisions of the First Mortgage as amended.

The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture, upon the happening of a completed default as provided in the Indenture.

This Bond may be exchanged for a like principal amount of other Series B New Bonds, or transferred as prescribed in the Indenture by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this Bond and thereupon a new registered Series B New Bond or Series B New Bonds without coupons for a like principal amount and of authorized denominations will be issued in exchange therefor as provided in the Indenture.  The Company and the Trustee may deem and treat the person in whose name this

Exh. B-4

Bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal and premium, if any, and interest due hereon and for all other purposes.

No service charge will be made for any such exchange or transfer of Series B New Bonds, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith.

The Series B New Bonds are issuable as registered Bonds without coupons in denominations of $5,000 and any integral multiple of $5,000.

No recourse shall be had for the payment of the principal of, or premium, if any, or interest on, this Bond, or under or upon any obligation, covenant or agreement contained in the Indenture, against any incorporator, or any past, present, or future subscriber to capital stock, shareholder, officer or director, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, under any present or future rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, shareholders, officers and directors being released by the registered owner hereof by the acceptance of this Bond and being likewise waived and released by the terms of the Indenture.

This Bond shall not become valid or obligatory for any purpose until The Bank of New York Mellon, the Trustee under the Indenture, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, The Dayton Power and Light Company has caused this Bond to be executed in its name by the manual or facsimile signature of its President or any Vice President and its corporate seal to be hereunto affixed or a facsimile thereof reproduced hereon and attested by the manual or facsimile signature of its Corporate Secretary or an Assistant Corporate Secretary.

Dated:

THE DAYTON POWER AND LIGHT COMPANY

By:
[President] [Vice President]

Attest:
[Corporate Secretary]
[Assistant Corporate Secretary]

Exh. B-5

TRUSTEE’S CERTIFICATE

This Bond is one of the Bonds of the Series designated therein, described in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

Exh. B-6

Bonds of the Variable Rate Pollution Control Series 2008-B Due 2040

SCHEDULE OF PAYMENTS

Principal Payment	Unpaid Principal Amount	Redemption Premium	Interest Payment	Agency of the Company Making Notation	Authorized Officer	Title

Exh. B-7